EXHIBIT 10.3


                         MANAGEMENT RETENTION AGREEMENT

                  THIS MANAGEMENT RETENTION AGREEMENT ("Agreement") is entered into effective as of the 1st day of August, 2001, by and between MAYNARD OIL COMPANY, a Delaware corporation (the "Company"), and
 ("Employee").

                  WHEREAS, the Company recognizes the valuable services that the Employee has rendered and desires to be assured that the Employee will continue to actively participate in the business of the Company; and

                  WHEREAS, the Employee wishes to continue to serve the Company, but desires the compensation provided by this Agreement;

                  NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Employee hereby agree as follows:

                  1.  Retention Bonus.
                      ---------------

                  (a) To the extent Employee remains employed by the Company or its successor from the effective date hereof through and including each of the Retention Dates specified in the table below, Employee will receive a bonus (each, a "Retention Bonus") not later than five (5) business days following each such Retention Date, in the amount set forth below with respect to each such Retention Date.

                  Retention Date            Retention Bonus
                  --------------            ---------------
                  April 1, 2002
                  May 1, 2002
                  June 1, 2002
                  July 1, 2002
                  August 1, 2002
                  September 1, 2002

In the event of a termination of Employee's employment on or prior to September 1, 2002, by reason of Employee's death, a termination by the Company without Cause, or a termination by Employee for Good Reason, Employee (or his Beneficiary in the event of death) shall continue to be entitled to any unpaid Retention Bonus.

                  (b) Notwithstanding anything to the contrary herein, whether express or implied, in the event of a termination of Employee's employment on or prior to September 1, 2002, for any reason, other than by reason of a termination due to Employee's death, a termination by the Company without Cause, or a termination by Employee for Good Reason, Employee shall automatically forfeit any remaining unpaid Retention Bonus.(1)

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         (1) By way of illustration only, in the event of a termination of
Employee's employment effective as of June 15, 2002, other than by reason of a termination due to Employee's death, a termination by the Company without Cause, or a termination by Employee for Good Reason, Employee would forfeit the Retention Bonus relating to each of July 1, August 1, and September 1, 2002. However, in that case Employee would be allowed to keep the Retention Bonus relating to April 1, May 1, and June 1, 2002.

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                  2.  Incentive Bonus.
                      ---------------

                  (a) In the event of a Change in Control of the Company at any time prior to June 30, 2002, provided Employee is employed by the Company on the effective date of the Change in Control, Employee shall be entitled to receive an incentive bonus of $179,500.00 (the "Incentive Bonus"). The Incentive Bonus shall be paid to Employee not later than ten (10) business days following the effective date of the Change in Control.

                  (b) In the event of a Change in Control of the Company at any time prior to June 30, 2002, provided Employee is employed by the Company or its successor on the first anniversary of the effective date of the Change in Control, Employee shall be entitled to receive an additional incentive bonus of $179,500.00 (the "Additional Bonus"). The Additional Bonus shall be paid to Employee not later than ten (10) business days following the first anniversary of the Change in Control. Notwithstanding the first sentence of this Section 2(b), in the event of a termination of Employee's employment after the Change in Control but prior to the first anniversary thereof by reason of Employee's death, a termination by the Company or its successor without Cause, or a termination by Employee for Good Reason, Employee (or his Beneficiary, as the case may be), shall be entitled to the Additional Bonus that would otherwise have been paid following the first anniversary of the Change in Control. In that event, payment of the Additional Bonus shall be made not later than ten (10) business days following the effective date of any such termination of Employee's employment.

                  (c) In the event of a termination of Employee's employment with the Company or its successor at any time after the Change in Control but prior to the first anniversary thereof for any reason, other than a termination due to Employee's death, a termination by the Company without Cause, or a termination by Employee for Good Reason, Employee shall immediately forfeit any and all rights to receive the Additional Bonus.

                  3. Payments Following Employee's Death. In the event of Employee's death prior to the time at which all payments otherwise required hereunder have been made, any remaining payments shall be paid, in accordance with the terms of this Agreement, to Employee's designated Beneficiary.

                  4. Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

                  "Additional Bonus" shall have the meaning set forth in Section 2(b) hereof.

                  "Beneficiary" means the person or persons or entity (who may be designated successively or contingently, or who may be a trustee or legal representative of an estate) as Employee may from time to time designate in writing or unless otherwise provided by the Beneficiary designation filed by Employee, if all of the persons so designated die before Employee or before receiving all of the payments contemplated by this Agreement, or if Employee fails to designate a Beneficiary, then Employee's estate.

                  "Cause" means:

                  (i) fraud, misappropriation, embezzlement or other act of material misconduct against the Company or any of its affiliates,

                  (ii) willful and knowing violation of any rules or regulations of any governmental or regulatory body material to the business of the Company,

                  (iii) Employee's refusal or failure to perform Employee's duties with the Company in a competent and professional manner that is not cured by Employee within ten (10) business days after a written demand therefore is delivered to Employee by the Company's Board of Directors which specifically identifies the manner in which the Board believes Employee has not substantially performed Employee's duties, or

                  (iv) conviction of or plea of guilty or nolo contendere to a felony.

                  "Change in Control" of the Company shall mean:

                  (i) any "Person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act")), other than the Company, an affiliate of the Company, and any trustee or other fiduciary holding securities under a Company-sponsored employee benefit plan or an estate plan for the family of James G. Maynard, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities; or

                  (ii) the stockholders of the Company approve a merger of the Company, other than a merger which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 60% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger; or

                  (iii) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of its assets (or any transaction having a similar effect).

                  "Good Reason" means any of the following which occurs, without Employee's consent, subsequent to a Change in Control of the Company:

                  (i) the assignment to the Employee of duties substantially inconsistent with the duties and responsibilities for which Employee is qualified based on Employee's education and experience with the Company immediately prior to a Change in Control of the Company (except in connection with a termination of employment for Cause or by the Employee other than for Good Reason);

                  (ii) a reduction in the Employee's base salary as in effect immediately prior to a Change in Control of the Company;

                  (iii) Executive being required to relocate to a principal place of employment outside of the greater metropolitan Dallas area;

                  (iv) any material breach by the Company of any provision of this Agreement; or

                  (v) any failure by the Company to obtain the assumption of this Agreement by any successor or assign of the Company.

                  "Incentive Bonus" shall have the meaning set forth in Section 2(a) hereof.

                  "Retention Bonus" shall have the meaning set forth in Section 1 hereof.

                  5. Funding. Nothing in this Agreement shall be interpreted or construed to require the Company in any manner to fund its obligations to Employee hereunder. No assets shall be segregated or earmarked in respect of any payments hereunder and Employee shall have no right to assign, transfer, pledge or hypothecate any rights or interest hereunder. This Agreement and the crediting of any amounts due hereunder shall not constitute a trust and shall be structured solely for the purpose of recording a general unsecured contractual obligation. All amounts payable under this Agreement shall be paid from the general assets of the Company.

                  6. Withholding. Any amounts otherwise payable hereunder shall be net of applicable federal, state and local taxes required to be withheld.

                  7. No Obligation. This Agreement shall not create any obligation on the part of the Company to continue any other existing compensation plans or policies or to establish or continue any other compensation programs, plans or policies of any kind. This Agreement shall not give Employee any right to continued employment by the Company or of any specific compensation. This Agreement does not limit in any way the right of the Company or its successor to terminate the employment of Employee at any time for any reason or for no reason whatsoever, nor shall this Agreement create a contract of employment.

                  8. No Assignment; Resolution of Disputes. Except as otherwise permitted under Section 3, no right or interest in any amount payable under this Agreement shall be assignable or transferable, and no right or interest of Employee in this Agreement shall be subject to any lien, obligation or liability of Employee. In the event any conflicting demands are made upon the Company with respect to any payments due hereunder, provided that the Company shall not have received prior written notice that said conflicting demands have been finally settled by court adjudication, binding arbitration, joint order or otherwise, the Company may pay to the Employee any and all amounts due hereunder and thereupon the Company shall stand fully relieved and discharged of any further duties or liabilities under this Agreement.

                  9. Entire Agreement. This Agreement contains the entire understanding and agreement between the parties with respect to the subject matter hereof and supersedes all other related equity or incentive agreements and understandings between the parties, whether written or oral. This Agreement cannot be amended, modified or supplemented in any respect, except by subsequent written agreement entered into by both parties.

                  10. Successors. This Agreement is binding upon and will inure to the benefit of any successor to the Company whether by way of a merger, purchase, consolidation or otherwise.

                  11. Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware.

                  IN WITNESS WHEREOF, the Company and the Employee have entered into this Agreement effective on the day and year first above written.

EMPLOYEE                                    MAYNARD OIL COMPANY

                                            By:
------------------------------------             -------------------------------
                                                   James G. Maynard, Chairman